Exhibit 99.1

Contacts:	Dolph Baker, Chairman, President and CEO Timothy A. Dawson, Vice President and CFO (601) 948-6813

CAL-MAINE FOODS REPORTS THIRD QUARTER FISCAL 2013 RESULTS

JACKSON, Miss. (April 1, 2013) — Cal-Maine Foods, Inc. (NASDAQ: CALM) today reported results for the third quarter and nine months ended March 2, 2013.

Net sales for the third quarter of fiscal 2013 were $360.4 million compared with net sales of $303.7 million for the same quarter of fiscal 2012. The Company reported net income of $30.6 million, or $1.27 per basic share, for the third quarter of fiscal 2013 compared with net income of $26.1 million, or $1.09 per basic share, for the third quarter of fiscal 2012.

For the first nine months of fiscal 2013, net sales were $962.2 million compared with net sales of $837.9 million for the prior-year period. The Company reported net income of $54.3 million, or $2.26 per basic share, for the first nine months of fiscal 2013 compared with net income of $52.5 million, or $2.20 per basic share, for the prior-year period.

Dolph Baker, chairman, president and chief executive officer of Cal-Maine Foods, Inc., stated, “Cal-Maine Foods delivered a solid performance for the third quarter of fiscal 2013 with our net sales up 19 percent over the same period last year. The higher sales reflect both improved volumes from our recent acquisitions and higher average selling prices compared with the third quarter of fiscal 2012. Specialty egg sales have been steadily increasing throughout this fiscal year and accounted for 16.7 percent of dozen eggs sold and 23.6 percent of total shell egg sales revenue for the third quarter of fiscal 2013, compared to 16.4 percent of dozen eggs sold and 23.4 percent of total shell egg sales revenue for the third quarter of fiscal 2012. We remain focused on identifying additional opportunities to market and sell specialty eggs and meet the increasing demand from our customers. We believe the performance of specialty eggs will be a key driver of our future growth.

“Our feed costs have experienced significant price increases during fiscal 2013 and the higher input costs have continued to adversely affect our gross profit margins,” added Baker. “For the third quarter, our feed costs were up 22 percent over the same period in fiscal 2012. However, our management team has continued to focus on running efficient operations and we are pleased with our profitable performance in a challenging environment. Looking ahead, we expect the extremely tight national corn supply will continue to be a concern through the summer months and keep pressure on our feed costs.”

“We believe Cal-Maine Foods is on track for another successful year in fiscal 2013. In spite of higher feed costs, our operations continue to run well. We have worked hard to integrate the two acquisitions completed this fiscal year and to leverage our capabilities in these additional locations. We expect to realize further operating synergies with the expanded capacity and we look forward to new market opportunities for Cal-Maine Foods,” Baker concluded.

For the third quarter of fiscal 2013, Cal-Maine Foods will pay a cash dividend of approximately $0.423 per share to holders of its common and Class A common stock. The amount paid could vary slightly based on the amount of outstanding shares on the record date. The dividend is payable May 16, 2013, to shareholders of record on May 1, 2013.

CALM Reports Third Quarter Fiscal 2013 Results

April 1, 2013

Selected operating statistics for the third quarter and first nine months of fiscal 2013 compared with the prior-year periods are shown below:

	13 Weeks Ended		39 Weeks Ended
	March 2, 2013	February 25, 2012	March 2, 2013	February 25, 2012
Dozen Eggs Sold (000)	257,051	229,235	705,176	655,463
Dozen Eggs Produced (000)	185,632	166,109	523,383	491,785

% Specialty Sales (dozen)	16.7%	16.8%	16.4%	16.3%

Net Average Selling Price (dozen)	$1.351	$1.275	$1.308	$1.224
Feed Cost (dozen)	$0.547	$0.449	$0.545	$0.466

% Specialty Sales Dollars	23.6%	23.8%	23.4%	23.4%

As previously disclosed, on August 10, 2012, and November 15, 2012, the Company purchased the commercial egg assets of Pilgrim’s Pride Corporation and Maxim Production Co., Inc., respectively. On a comparable basis, excluding the acquisitions, for the thirteen-week period ended March 2, 2013, net sales were $318.1 million and dozens sold were 223.5 million, and for the thirty-nine week period ended March 2, 2013, net sales were $897.9 million and dozens sold were 653.8 million.

Cal-Maine Foods, Inc. is primarily engaged in the production, grading, packing and sale of fresh shell eggs, including conventional, cage-free, organic and nutritionally-enhanced eggs. The Company, which is headquartered in Jackson, Mississippi, is the largest producer and distributor of fresh shell eggs in the United States and sells the majority of its shell eggs in approximately 29 states across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and may be beyond our control. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include, among others, (i) the risk factors set forth in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 2, 2012, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), (ii) the risks and hazards inherent in the shell egg business (including disease, pests, weather conditions and potential for recall), (iii) changes in the demand for and market prices of shell eggs and feed costs, (iv) risks, changes or obligations that could result from our future acquisition of new flocks or businesses, and (v) adverse results in pending litigation matters. SEC filings may be obtained from the SEC or the Company’s website, www.calmainefoods.com. Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included herein are only made as of the respective dates thereof, or if no date is stated, as of the date hereof. Except as otherwise required by law, we disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

CALM Reports Third Quarter Fiscal 2013 Results

April 1, 2013

CAL-MAINE FOODS, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

SUMMARY STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	13 Weeks Ended		39 Weeks Ended
	March 2,	February 25,	March 2,	February 25,
	2013	2012	2013	2012
Net sales	$360,373	$303,660	$962,171	$837,871
Gross profit	67,047	65,149	163,060	160,427
Operating income	30,911	34,939	66,874	76,569
Other income	14,971	5,636	16,106	4,747
Income before income taxes	45,882	40,575	82,980	81,316

Net income	$30,551	$26,102	$54,256	$52,479

Net income per common share:
Basic	$1.27	$1.09	$2.26	$2.20
Diluted	$1.27	$1.09	$2.26	$2.19

Weighted average shares outstanding:
Basic	24,035	23,874	23,966	23,871
Diluted	24,104	23,949	24,013	23,948

SUMMARY BALANCE SHEETS

	March 2, 2013	June 2, 2012
ASSETS
Cash and short-term investments	$187,165	$260,751
Receivables	85,100	62,768
Inventories	146,898	117,158
Prepaid expenses and other current assets	1,360	1,525
Current assets	420,523	442,202

Property, plant and equipment (net)	269,395	222,615
Other noncurrent assets	64,772	61,499
Total assets	$754,690	$726,316

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$91,452	$103,724
Current maturities of long-term debt	10,868	11,458
Deferred income taxes	29,201	25,474
Current liabilities	131,521	140,656

Long-term debt, less current maturities	56,878	64,762
Deferred income taxes and other liabilities	44,966	41,570
Stockholders' equity	521,325	479,328
Total liabilities and stockholders' equity	$754,690	$726,316